HOFFMAN, MORRISON & FITZGERALD, P.C.
    Certified Public Accountants and Consultants


January 17, 1997


U.S. Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Re:  MultiMedia Access Corporation
     File #33-9935

Dear Sir/Madam:

We were previously the principal accountant for Multimedia Access Corporation (the "Company") and under the date March 17, 1995, except for note 12 as to which the date is May 8, 1995, reported on the consolidated financial statement of the Company and its subsidiaries for the year ended December 31, 1994. On November 3, 1995, our appointment as principal accountant was terminated. We have read the Company's statements included under the caption "Experts" in amendment number 1 to the above referenced registration statement on Form SB-2 as filed with the Commission on January 17, 1997, and we agree with such statements.

Very truly yours,

/s/ Hoffman, Morrison & Fitzgerald, P.C.

HOFFMAN, MORRISION & FITZGERALD, P.C.
Certified Public Accountants and Consultants